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                                                                    EXHIBIT 99.1

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               XYPOINT Corporation

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                         SPECIAL MEETING OF SHAREHOLDERS


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

                     The undersigned shareholder of XYPOINT Corporation, a
P             Washington corporation, ("XYPOINT") hereby acknowledges receipt of
R             the Notice of Special Meeting of Shareholders and Proxy
O             Statement/Prospectus, each dated December ___, 2000, and hereby
X             appoints Kenneth A. Arneson and Gregg Blodgett, or either of them,
Y             as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of XYPOINT to be held on January ___, 2001 at 8:00 a.m. Pacific time, at the DoubleTree Hotel, 300 112th Avenue SE, Bellevue,
              Washington 98004, and at any adjournment(s) or postponement(s)
              thereof (the "Meeting"), and to vote all shares of capital stock of XYPOINT that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:
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PROPOSAL NO. 1 - APPROVAL OF THE MERGER AGREEMENT; APPOINTMENT OF SHAREHOLDERS'
AGENT.

       To approve the Agreement and Plan of Reorganization, dated as of November
       15, 2000, among TeleCommunication Systems, Inc., a Maryland corporation
       ("TCS"), Windward Acquisition Corp., a Washington corporation wholly owned by TCS ("Windward"), and XYPOINT Corporation, and the transactions contemplated thereby, including without limitation, (a) the merger of XYPOINT with and into Windward, with Windward surviving the merger as a wholly-owned subsidiary of TCS (the "Merger"), and (b) the appointment of Joseph Manzinger as the Shareholder's Agent pursuant to the Agreement and the Escrow Agreement related to the Merger.

       [ ]  FOR                       [ ]  AGAINST                  [ ]  ABSTAIN

PROPOSAL NO. 2 - CONVERSION OF XYPOINT SERIES A PREFERRED STOCK INTO COMMON
STOCK.

       With respect to holders of XYPOINT Series A preferred stock, to approve the automatic and elective conversion of such shares into XYPOINT common stock immediately prior to and conditioned upon the closing of the Merger.

       [ ]  FOR                       [ ]  AGAINST                  [ ]  ABSTAIN

PROPOSAL NO. 3 - CONVERSION OF XYPOINT SERIES X JUNIOR PREFERRED STOCK INTO
COMMON STOCK.

       With respect to holders of XYPOINT Series X Junior preferred stock, to approve the automatic and elective conversion of such shares into XYPOINT common stock immediately prior to and conditioned upon the closing of the Merger.

       [ ]  FOR                       [ ]  AGAINST                  [ ]  ABSTAIN


CONTINUED AND TO BE SIGNED ON THE NEXT PAGE          SEE NEXT PAGE


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PROPOSAL NO. 4 - APPROVAL OF ACCELERATION OF VESTING OF STOCK OPTION GRANTS.

       To approve, pursuant to section 280G(b)(5)(B) of the Internal Revenue
       Code of 1986, as amended (the "Code"), the acceleration of the vesting of the unvested portions of stock option grants to certain key employees of XYPOINT so as to avoid "parachute payment" treatment under Section 280G of the Code.

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         YES      NO       Name of Employee
         ---      --       -----------------
         [ ]      [ ]      Gregg Blodgett
         [ ]      [ ]      Reuven Carlyle
         [ ]      [ ]      Greg Kleven
         [ ]      [ ]      John Clark


This Proxy should be marked, dated, signed by the shareholder(s) exactly as his, her or its name appears on the XYPOINT stock certificate held by the undersigned. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by its President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

THIS PROXY WILL BE VOTED AS DIRECTED AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF. THIS PROXY WILL BE VOTED FOR THE PROPOSALS IF NO SPECIFICATION IS MADE.

DATED:                                    , 2000
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       Printed name(s) exactly as shown on Stock Certificate

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       (Signature)

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       (Title - If signing on behalf of an entity)

PLEASE FAX THIS PROXY USING THE ENCLOSED RETURN FACSIMILE COVER PAGE TO: JASON LAUKAITIS, VENTURE LAW GROUP, (425) 739-8750, AND RETURN THE ORIGINAL IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE TO: JASON LAUKAITIS, VENTURE LAW GROUP, 4750 CARILLON POINT, KIRKLAND, WASHINGTON 98033.